                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------------------

                                (AMENDMENT NO. 1)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                          APPALACHIAN BANCSHARES, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
         --------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         1)       Title of each class of securities to which transaction
                  applies:
                           -------------------

         2)       Aggregate number of securities to which transaction
                  applies:
                           -------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                                               -----------------

         4)       Proposed maximum aggregate value of transaction:
                                                                  --------------

         5)       Total fee paid:
                                   ---------------------------------------------
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                          --------------------------------------

         2)       Form, Schedule or Registration Statement No.:
                                                               -----------------

         3)       Filing Party:
                                ------------------------------------------------

         4)       Date Filed:
                             ---------------------------------------------------

                                  SCHEDULE 14A

                                 AMENDMENT NO. 1

                          APPALACHIAN BANCSHARES, INC.


Explanatory Note to AMENDMENT NO. 1:

         This is an amendment ("Amendment No. 1") to the definitive proxy statement (the "Definitive Proxy Statement") of Appalachian Bancshares, Inc. (the "Company"), which proxy statement was filed with the Securities and Exchange Commission (the "SEC") on April 30, 2003. Due to a computation error, the information provided in the Shareholder Return Performance Graph of the Definitive Proxy Statement, as filed with the SEC, was incorrect. The information provided herein correctly depicts shareholder return performance for the Company, as it should have been presented in the Definitive Proxy Statement filed with the SEC.

         The information originally provided in the Shareholder Return Performance Graph of the Definitive Proxy Statement, and correctly provided below in this Amendment No. 1, is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Shareholder Return Performance Graph shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Thus, such information, including the information provided in this Amendment No. 1, is not incorporated by reference into the Company's Annual Report on Form 10-K, which form was filed with the SEC on March 31, 2003, nor is it deemed to be soliciting materials. The Company's 2003 Proxy Statement, to be mailed, on or about May 5, 2003, to those shareholders who were shareholders of record on April 11, 2003, contains the same Shareholder Return Performance Graph, as corrected by, and as correctly presented in, this Amendment No. 1, as follows:


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

                  Set forth below is a line graph, and accompanying table, comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Bank Stock Index, for the five-year period commencing December 31, 1997, and ending on December 31, 2002. The Company's Common Stock is not traded on a securities exchange or, otherwise, actively traded. Therefore, the total shareholder return, as computed below, is based only on stock trades known to the Company during such periods.

                      FIVE-YEAR CUMULATIVE TOTAL RETURNS*
        COMPARISON OF APPALACHIAN BANCSHARES, INC., NASDAQ STOCK MARKET
              INDEX AND NASDAQ BANK STOCK INDEX, as of December 31


                                [GRAPHIC OMITTED]

              *Assumes $100 invested on December 31, 1997, in the Company's Common Stock and above noted indexes. Cumulative total returns include the values of the Company's Common Stock and the Indexes, as of December 31 of each year, as well as the reinvestment of dividends. Computation of the total shareholder return on the Company's Common Stock includes a two-for-one share split of the Company's Common Stock, in the form of a common stock dividend, in each of 1998 and 2000.


                                                           CUMULATIVE TOTAL RETURN
                           -----------------------------------------------------------------------------

                                         1997         1998        1999        2000       2001       2002
                                       ---------    --------    --------    --------   --------   ------
Appalachian Bancshares, Inc..........     100          102         102        304         304        304
Nasdaq Stock Market Index ...........     100          141         261        157         125         86
Nasdaq Bank Stock Index..............     100           99          96        109         118        121





                                   SIGNATURE
                                   ---------

                                    By Order of the Board of Directors

                                    /s/ Tracy R. Newton

                                    TRACY R. NEWTON
                                    President and Chief Executive Officer
May 5, 2005